Exhibit 99.1

Truett-Hurst, Inc. Reports Second Quarter and First Half Fiscal 2016 Results

Healdsburg, California (February 9, 2016) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, reported results for the second quarter of fiscal 2016 which ended on December 31, 2015.

First Half FY16 vs. FY15

For the six months ended December 31, 2015, total net sales from continuing operations increased 46.9% compared to the same period in the prior year and totaled $14.9 million. Consolidated gross margin from continuing operations was 32.2%, an increase of 2.4 margin points over the prior year.

Wholesale

•	Net Sales of $12.0 million (+56% or $4.3 million) (prior year impacted by $0.6 million of Paperboy related items)

•	Gross Margin of 24% (an increase of 5 margin points) (prior year impacted by $0.8 million of Paperboy related items)

•	Gross Profit of $2.9 million (+$1.4 million)

Direct to Consumer (DTC)

•	Net Sales of $2.9 million (+19% or $0.5 million)

•	Gross Margin of 65% (an increase of 1.9 margin points)

•	Gross Profit of $1.9 million (+$0.4 million)

Operating Expenses:

Operating expenses for the six months ended December 31, 2015 were $4.4 million compared to $4.0 million in the same period in the prior year. While sales and marketing expense increased by $0.5 million, the expense expressed as a percentage of net sales declined 400 basis points from 23% to 19%. General and administrative expenses were essentially flat.

Second Quarter FY16 vs. FY15

For the three months ended December 31, 2015, total net sales from continuing operations increased 72.7% compared to the same periods in the prior year and totaled $8.5 million. Consolidated gross margin from continuing operations was 31.0%, an increase of 6.9 margin points over the prior year.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

Wholesale

•	Net Sales of $6.9 million (+93% or $3.3 million) (prior year impacted by $0.6 million of Paperboy related items)

•	Gross Margin of 23% (an increase of 14 margin points) (prior year impacted by $0.8 million of Paperboy related items)

•	Gross Profit of $1.6 million (+$1.3 million)

Direct to Consumer (DTC)

•	Net Sales of $1.7 million (+20% or $0.3 million)

•	Gross Margin of 64% (an increase of 2 margin points)

•	Gross Profit of $1.1 million (+$0.2 million)

Operating Expenses:

Operating expenses for the six months ended December 31, 2015 were $2.1 million compared to $2.0 million in the same period in the prior year. Both sales and marketing and general and administrative expenses in the quarter were materially the same as the prior year despite increased net sales.

During the second quarter, the Company disposed of its fifty percent interest in The Wine Spies. The current and prior period performance of The Wine Spies is characterized as discontinued operations and excluded from Truett-Hurst, Inc.’s consolidation results from continuing operations.

“I am extremely pleased with our first half results,” commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO, “The growth we have experienced combined with focused expense management has put us back into a position with positive operating profit and net income.”

Earnings Call

Truett-Hurst, Inc.’s management will host a conference call today, February 9, 2016, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst, Inc.’s Fiscal 2016 Second Quarter Results Call, or visit our webcast link: https://www.webcaster4.com/Webcast/Page/1132/12817.

A supporting presentation, in advance of the conference call, will be available at:

http://www.truetthurstinc.com

To listen to a replay of the call, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter the replay access code 10079213. The call will be available one hour after the end of the conference call through February 17, 2016 at 9:00 am ET.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the quarter ended December 31, 2015 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, for the period ended December 31, 2015. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 28, 2015, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2015	June 30, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,017	$1,578
Accounts receivable	3,619	2,783
Inventories, net	20,150	22,080
Bulk wine deposit	25	345
Assets held for sale	185	173
Other current assets	171	311
Total current assets	29,167	27,270

Property and equipment, net	5,845	5,743
Intangible assets, net	495	482
Other assets, net	414	408
Total assets	$35,921	$33,903
Liabilities and Equity
Current liabilities:
Credit facilities	$10,263	$9,034
Accounts payable and accrued expenses	4,175	4,056
Accrual for sales returns	514	524
Due to related parties	238	134
Liabilities held for sale	160	140
Current maturities of long term debt	470	368
Total current liabilities	15,820	14,256

Deferred rent liability	17	26
Long term debt, net of current maturities	3,399	3,272
Total liabilities	19,236	17,554

Equity:
Stockholders’ equity
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized,
none issued and outstanding at December 31, 2015 and June 30, 2015	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized,
4,203,258 issued and outstanding at December 31, 2015 and 4,010,120 issued and outstanding at June 30, 2015	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 8
issued and outstanding at December 31, 2015 and June 30, 2015	-	-
Additional paid-in capital	14,789	14,618
Accumulated deficit	(5,335)	(5,356)
Total Truett-Hurst, Inc. equity	9,458	9,266
Noncontrolling interest	7,227	7,083
Total equity	16,685	16,349
Total liabilities and equity	$35,921	$33,903

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Sales	$8,748	$5,094	$15,280	$10,424
Less excise tax	(242)	(168)	(405)	(300)
Net sales	8,506	4,926	14,875	10,124

Cost of sales	5,866	3,738	10,086	7,111

Gross profit	2,640	1,188	4,789	3,013

Operating expenses:
Sales and marketing	1,384	1,250	2,822	2,354
General and administrative	719	755	1,609	1,642
(Gain) loss on disposal of assets	-	-	(1)	2
Total operating expenses	2,103	2,005	4,430	3,998
Net income (loss) from operations	537	(817)	359	(985)
Other income (expense):
Interest expense, net	(86)	(69)	(169)	(133)
Other	25	(77)	(69)	(86)
Total other expense	(61)	(146)	(238)	(219)
Net income (loss) before income taxes	476	(963)	121	(1,204)
Income tax expense	(1)	-	(1)	(2)
Net income (loss) before noncontrolling interest from continuing operations	475	(963)	120	(1,206)
Income from discontinued operations, net of tax	30	97	45	153
Net income (loss) attributable to Truett-Hurst, Inc. and H.D.D. LLC	505	(866)	165	(1,053)
Less: Net income (loss) attributable to noncontrolling interest: H.D.D. LLC	270	(392)	(144)	(479)
Net income (loss) attributable to Truett-Hurst, Inc.	$235	$(474)	$21	$(574)

Net income (loss) per share:
Basic per share	$0.06	$(0.13)	$0.01	$(0.15)
Diluted per share	$0.03	$(0.13)	$0.00	$(0.15)

Weighted average shares used in computing net income (loss) per share:
Basic weighted average shares	4,062,341	3,786,712	4,045,634	3,768,592
Diluted weighted average shares	7,239,918	3,786,712	7,200,405	3,768,592

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$165	$(1,053)
Income from discontinued operations, net of tax	(45)	(153)
Net income (loss) from continuing operations	120	(1,206)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	295	266
Stock-based compensation	172	345
Deferred rent	(9)	(11)
Loss on fair value of interest rate swap	37	49
Loss on disposal of assets	(1)	2

Changes in operating assets and liabilities, net
Accounts receivable	(836)	1,006
Inventories	1,930	(4,760)
Bulk wine deposit	320	1,424
Other current assets	104	(47)
Accounts payable and accrued expenses	119	250
Accrual for sales returns	(10)	582
Due to related parties	104	271
Net cash provided by operating activities of discontinued operations	55	464
Net cash provided by (used in) operating activities	2,400	(1,365)

Cash flows from investing activities:
Acquisition of property and equipment	(368)	(597)
Acquisition of intangible and other assets	(53)	(138)
Proceeds from sale of assets	2	-
Net cash used in investing activities	(419)	(735)

Cash flows from financing activities:
Net proceeds (payments on) from line of credit	1,229	(228)
Proceeds from long term debt	443	-
Payments on long term debt	(214)	(166)
Net cash provided by (used in) financing activities	1,458	(394)

Net change in cash and cash equivalents	3,439	(2,494)
Cash and cash equivalents at beginning of period	1,578	5,362
Cash and cash equivalents at end of period	$5,017	$2,868

Supplemental disclosure of cash flow information:
Cash paid for interest	$169	$120
Cash paid for income taxes	$-	$-

For more information, contact:
Truett-Hurst, Inc.
Paul Forgue,
Chief Financial Officer & Chief Operations Officer
Phone: 707.431.4423
Fax: 707.395.0289
Email: paul@truetthurstinc.com